Exhibit 10.1

Elite Energies, Inc.
848 Stewart Drive, Suite 101, Sunnyvale, California 94085
Tel. (888) 209-9909 Fax. (408) 457-8475
www.eliteenergiesinc.com

Agreement for Board of Directors

This agreement is made and entered into effective as of April 10, 2011 (the “Effective Date”), by and between Elite Energies, Inc. (“Company”), and Ai Huan Liu, an individual (“Director”).

1. Terms

This Agreement shall continue from the Effective Date and shall continue thereafter for as long as Director is elected as the Board of Directors ("Director") of Company.

2. Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

3. Date of Agreement. The parties have duly executed this Agreement as of the date written above.

Elite Energies, Inc.	Director:

By:_________________________	_________________________
Name: Spencer Luo	Ai Huan Liu
Title: CEO and President